                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                                   FORM 8-K


                          CURRENT REPORT PURSUANT TO
                          SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  September 20, 1996
                                                        ------------------

                          Evergreen Media Corporation
                      -----------------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)

                  Delaware                          75-2247099
               ---------------                  -------------------
               (State or Other                    (IRS Employer
               Jurisdiction of                  Identification No.)
               Incorporation)

                        433 East Las Colinas  Boulevard
                                  Suite 1130
                              Irving, Texas 75039
                       ----------------------------------
                             (Address of Principal
                              Executive Offices)


                                (214) 869-9020
                          --------------------------
                            (Registrant's telephone
                         number, including area code)

ITEM 5.   Other Events.
          -------------

          Financial Information for Century Chicago Broadcasting, L.P.
          ------------------------------------------------------------

          On July 15, 1996, Evergreen Media Corporation (the "Company") entered into an agreement to purchase from Century Chicago Broadcasting L.P. the assets used in the operation of WPNT-FM, 100.3 MHz, Chicago, Illinois, for a purchase price of $73.75 million (including $5.0 million already paid by the Company for an option to purchase the station). The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to Century Chicago Broadcasting, L.P.: (a) Report of Independent Accountants, included on page A-1 of this report and incorporated by reference herein; (b) Balance Sheets of Century Chicago Broadcasting, L.P. at December 31, 1995 and at June 30, 1996 (unaudited), included on page A-2 of this report and incorporated by reference herein; (c) Statements of Operations and Partners' Deficit of Century Chicago Broadcasting, L.P. for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page A-3 of this report and incorporated by reference herein; (d) Statements of Cash Flows Century Chicago Broadcasting, L.P. for (i) the year ended December 31, 1995 and of (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page A-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages A-5 to A-10 of this report and incorporated by reference herein.

          Financial Information for WJLB/WMXD, Detroit
          --------------------------------------------

          On August 12, 1996, the Company entered into an agreement to purchase from Secret Communications L.P. the assets used in the operation of WJLB-FM,
97.9 MHz and WMXD-FM, 92.3 MHz, Detroit, Michigan, for a purchase price of $168.0 million. The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to WJLB/WMXD, Detroit: (a) Independent Auditors' Report, included on page B-1 of this report and incorporated by reference herein; (b) Combined Balance Sheets of WJLB/WMXD, Detroit at June 30, 1995 and at June 30, 1996, included on page B-2 of this report and incorporated by reference herein; (c) Combined Statements of Operations of WJLB/WMXD, Detroit for (i) the year ended June 30, 1996 and (ii) the eleven months ended June 30, 1995, included on page B-3 of this report and incorporated by reference herein; (d) Combined Statements of Cash Flows for (i) the year ended June 30, 1996 and (ii) the eleven months ended June 30, 1995, included on page B-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages B-5 to B-9 of this report and incorporated by reference herein.

          Financial Information for KYLD-FM (A Division of
          ------------------------------------------------
          Crescent Communications, L.P.)
          ------------------------------

          On August 14, 1996, the Company acquired the assets used in the operation of KYLD-FM, 107.7 MHz, San Francisco, California, from Crescent Communications, L.P. for a purchase price of $44.0 million (the "KYLD-FM Acquisition"). The Company hereby provides the following financial information, not otherwise called for by this form but of importance to securityholders, in regard to KYLD-FM (A Division of Crescent Communications, L.P.): (a) Independent Auditors' Report, included on page C-1 of this report and incorporated by reference herein; (b) Balance Sheet of KYLD-FM (A Division of Crescent Communications, L.P.) at December 31, 1995 and at June 30, 1996 (unaudited), included on page C-2 of this report and incorporated by reference herein; (c) Statements of Operations and Partners' Deficiency of KYLD-FM (A Division of Crescent Communications, L.P.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page C-3 of this report and incorporated by reference herein; (d) Statements of Cash Flows for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited), included on page C-4 of this report and incorporated by reference herein; and (e) Notes to Financial Statements included on pages C-5 to C-10 of this report and incorporated by reference herein.

          Pending Transactions
          --------------------

 . On June 13, 1996, the Company entered an asset exchange agreement with Greater Media under which the Company will exchange WKLB-FM for WGAY-FM. After also initially agreeing to purchase from Greater Media WWRC-AM in Washington, D.C. for $22.5 million in cash, the Company has subsequently agreed with Greater Media to exchange WQRS-FM in Detroit (which, as discussed below, the Company has agreed to acquire from Secret Communications, L.P. for $32.0 million in cash) for WWRC-AM and $9.5 million in cash. The Company has been operating WGAY-FM and WWRC-AM under a time brokerage agreement with Greater Media, and Greater Media has been operating WKLB-FM under a time brokerage agreement with the Company, in each case since June 17, 1996. The Company expects that the exchange of WKLB-FM for WGAY-FM will be completed in the fourth quarter of 1996 and that the exchange of WQRS-FM for WWRC-AM will be completed in the first quarter of 1997. The Company retains the right to acquire WWRC-AM from Greater Media under the original contract irrespective of whether the acquisition of WQRS-FM from Secret Communications, L.P. is consummated.

 . On June 27, 1996, the Company entered into an agreement with an affiliate of The Rivers Group to acquire WEDR-FM in Miami for $65.0 million in cash (including $3.0 million paid by the Company in escrow). The Company expects that this transaction, which provides the Company with a significant FM presence in the nation's twelfth largest radio market, will be completed in the fourth quarter of 1996.

 . On July 15, 1996, the Company entered into an agreement with Century Chicago
  Broadcasting, L.P. to acquire WPNT-FM in Chicago for $73.8 million in cash (including $5.0 million already paid by the Company for an option to purchase the station and $0.5 million paid by the Company in escrow). Consummation of the acquisition of WPNT-FM would result in the Company's ownership of six FM radio stations in the Chicago market, or one station in excess of the maximum number of FM stations under common ownership in a market of Chicago's size established by the 1996 Act. Accordingly, under the terms of the contract to purchase WPNT-FM, the Company has agreed to dispose of one FM station in Chicago on or prior to March 15, 1997. The contract also requires the Company to file an application with the Federal Communications Commission (the "FCC") seeking approval of the disposition of one of the Company's Chicago FM stations on or prior to September 30, 1996. The acquisition of WPNT-FM is expected to be completed in the first quarter of 1997.

 . On August 12, 1996, the Company entered into an agreement with Secret
  Communications, L.P. ("Secret") to acquire WMXD-FM and WJLB-FM in Detroit for $168.0 million in cash and WFLN-FM in Philadelphia for $37.8 million in cash. The Company also agreed with Secret that the Company would operate the stations to be acquired from Secret under time brokerage agreements effective September 1, 1996. Under the agreement, the Company has the right to consummate the acquisition of WFLN-FM prior to consummating the acquisition of WMXD-FM and WJLB-FM. Finally, on August 12, 1996, the Company entered into a separate agreement with Secret to purchase WQRS-FM in Detroit from Secret for $32.0 million in cash, which station the Company, as discussed above, will swap at closing to Greater Media for WWRC-AM in Washington and $9.5 million in cash. These transactions are expected to be completed in the first quarter of 1997.

 . On August 12, 1996, the Company entered into an agreement with Chancellor
  Broadcasting Company ("Chancellor") to acquire WWWW-FM and WDFN-AM in Detroit for $30.0 million in cash (including $1.5 million paid in escrow by the Company). Prior to entering into this agreement, the Company had provided certain sales and promotional functions to these Detroit stations and, since April 1, 1996, has operated the stations under a time brokerage agreement. The purchase agreement replaced a put and call arrangement regarding the stations that had been in place between the Company and Chancellor since January 9, 1996. The acquisition of WWWW-FM and WDFN-AM is expected to be completed in the fourth quarter of 1996. Consummation of the acquisitions of WWWW-FM from Chancellor and of WMXD-FM and WJLB-FM from Secret will result in the Company's owning a superduopoly of five FM stations in the Detroit market.

 . On September 4, 1996, the Company entered into a binding letter of intent with EZ Communications, Inc. ("EZ") to swap five of the Company's six stations in the Charlotte market (WPEG-FM, WBAV-AM, WBAV-FM, WRFX-FM and WFNZ-AM), which were acquired as part of the Pyramid Acquisition and the BPI Acquisition, for WIOQ-FM and WUSL-FM in Philadelphia. As part of this transaction, the Company has also agreed to sell to EZ its sixth radio station in Charlotte, WNKS-FM, for $10.0 million in cash (the exchange and the sale being referred to herein as the "Philadelphia/Charlotte Transaction"). The consummation of the sale of WNKS-FM is contingent on consummation of the exchange of the Company's five other Charlotte stations for EZ's two Philadelphia stations, but consummation of the exchange is not contingent on consummation of the sale. The consummation of the Philadelphia/Charlotte Transaction would result in EZ's ownership of stations in excess of the maximum number of stations under common ownership in a market of Charlotte's size established by the 1996 Act. Accordingly, EZ has agreed with a third party to dispose of certain of its Charlotte FM stations in order to consummate the exchange with the Company. Following completion of definitive agreements relating to the Philadelphia/Charlotte Transaction and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), it is expected that the Company will begin operating WIOQ-FM and WUSL-FM under a time brokerage agreement and that the Company's Charlotte stations will be operated by EZ or a third party under time brokerage agreements. The Philadelphia/Charlotte Transaction is expected to be completed in the first quarter of 1997.

 . On September 19, 1996, the Company entered into an agreement with The Brown
  Organization to acquire KKSF-FM, KDFC-FM and KDFC-AM in San Francisco for $115.0 million in cash (including $10.0 million paid by the Company in escrow) (the "San Francisco Transaction"). Following expiration of the applicable waiting period under the HSR Act, the Company expects to begin operating the two FM radio stations being acquired in the San Francisco Transaction under a time brokerage agreement. KDFC-AM is currently operated by a third party under a time brokerage agreement, and the Company expects this arrangement to continue after consummation of the San Francisco Transaction. The San Francisco Transaction is expected to be completed in the first quarter of 1997. Upon consummation of the San Francisco Transaction, the Company will own a superduopoly of five FM stations in the San Francisco market.

 . On September 19, 1996, the Company entered into an agreement with Beasley FM
  Acquisition Corp. and certain of its affiliates to acquire WDAS-FM and WDAS-AM in Philadelphia for $103.0 million in cash (the "WDAS-AM/FM Transaction"). In connection with the WDAS-AM/FM Transaction, the Company issued a $5.0 million letter of credit for the benefit of the seller. Consummation of the WDAS-AM/FM Transaction, the Philadelphia/Charlotte Transaction and the acquisition of WFLN-FM from Secret would result in the Company's ownership of six FM radio stations in the Philadelphia market, or one station in excess of the maximum number of FM stations under common ownership in a market of Philadelphia's size established by the 1996 Act. Accordingly, in order to comply with the FCC's multiple ownership rules, the Company will dispose of one Philadelphia FM station or will transfer one Philadelphia FM station to a trust through which the Company would retain the economic interest in the station but no control, pending sale of the station by the trust. The contract relating to the WDAS-AM/FM Transaction requires that such disposition or transfer occur by May 1, 1997. The WDAS-AM/FM Transaction is expected to be completed in the first quarter of 1997. Upon consummation of the WDAS-AM/FM Transaction, the Philadelphia/Charlotte Transaction, the acquisition of WFLN-FM from Secret and the disposition of one Philadelphia FM station as described above, the Company will own a superduopoly of five FM stations in the Philadelphia market.

  Consummation of each of the above transactions is subject to various conditions, including approval from the FCC and review under the HSR Act. To date, only FCC approval of the pending acquisition of WEDR-FM in Miami has been obtained, and this approval has not become a "final" order. The Company believes that FCC approval of the other transactions will be forthcoming in the ordinary course, but there can be no assurance that this will be the case.


          Unaudited Pro Forma Condensed Combined Financial Information
          ------------------------------------------------------------

          In addition, the Company hereby provides the following pro forma financial information, not otherwise called for by this form but of importance to securityholders, in regard to (i) the acquisition (the "BPI Acquisition") of Broadcasting Partners, Inc. ("BPI") on May 12, 1995, (ii) the acquisition (the "Pyramid Aquisition") of Pyramid Communications, Inc. ("Pyramid")on January 17, 1996, (iii) the acquisition of KYLD-FM and the dispositions of WHTT-FM/AM and WSJZ-FM in Buffalo ("the Buffalo Dispositions") (the transactions described in clause (iii) are referred to collectively as the "Other Completed Transactions") and (iv) the pending acquisitions of WWWW-FM/WDFN-AM in Detroit, WWRC-AM in Washington, D.C., WEDR-FM in Miami, WPNT-FM in Chicago, WJLB-FM/WMXD-FM in Detroit, WFLN-FM in Philadelphia, WUSL-FM/WIOQ-FM in Philadelphia, WDAS-FM/AM in Philadelphia and KKSF-FM and KDFC-FM/AM in San Francisco and the pending dispositions of WPEG-FM, WBAV-FM/AM, WRFX-FM/AM and WNKS-FM in Charlotte (the transactions described in clause (iv) are collectively referred to as the "Pending Transactions") and reflect (a) the combination of consolidated historical financial data of the Company, BPI, Pyramid, KYLD-FM and the stations to be acquired in the Pending Transactions and (b) elimination of the consolidated historical data of the stations sold in the Buffalo Dispositions and of the Charlotte stations being swapped or sold to EZ Communications, Inc. ("EZ") in the Philadelphia/Charlotte Transaction.

          The Company is actively engaged in negotiations with the lenders party to the Company's existing $625.0 million senior credit facility (the "Senior Credit Facility") regarding the establishment of a new, expanded credit facility (the "Financing Transaction") that would (i) replace the Senior Credit Facility,
(ii) provide the Company with as much as $1.2 billion in total borrowing capacity and (iii) fund the financing requirements of the Pending Transactions as well as other potential acquisitions. In the event the Financing Transaction is not consummated, the Company will need to consider sales of non-core assets or pursue other sources of debt or equity capital in order to consummate the Pending Transactions, and the Company may pursue these possible sources in any event. There can be no assurance that the Company will be successful in establishing an expanded credit facility, or that alternative sources of funding will be available on acceptable terms.

          The unaudited pro forma condensed combined financial statements are presented using the purchase method of accounting for all acquisitions including the BPI Acquisition, the Pyramid Acquisition, the KYLD-FM Acquisition and the Pending Transactions. The unaudited pro forma condensed combined balance sheet data at June 30, 1996 present adjustments for the following transactions as if each had occurred at June 30, 1996: (i) the Other Completed Transactions, (ii) the Pending Transactions, (iii) the Financing Transaction and (iv) the anticipated sale of 8,000,000 shares of the Company's Class A Common Stock (the "Offering") and the application of estimated net proceeds therefrom. The unaudited pro forma condensed combined statement of operations data for the twelve months ended December 31, 1995 and the six months ended June 30, 1996 present adjustments for the following transactions as if each had occurred on January 1, 1995: (i) the BPI Acquisition, (ii) the sale on July 25, 1995 by the Company and certain warrant holders of shares of Class A Common Stock in a public offering that resulted in net proceeds of $132.7 million to the Company (the "1995 Offering"), (iii) the Pyramid Acquisition, (iv) the Other Completed Transactions, (v) the Pending Transactions, (vi) the Financing Transaction and
(vii) the Offering and the application of estimated net proceeds therefrom.

          In the opinion of Company management, all adjustments have been made that are necessary to present fairly the pro forma data.

          The unaudited pro forma condensed combined financial statements should be read in conjunction with the respective financial statements and related notes thereto of the Company, BPI, Pyramid (and its predecessor), WEDR, Inc., Century Chicago Broadcasting, L.P., WJLB/WMXD, Detroit, and KYLD-FM (A Division of Crescent Communications, L.P.), all of which are either included in this report or in the Company's other periodic reports filed pursuant to the Exchange Act of 1934, as amended. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been acheived had the transactions reflected therein been consumated as of the dates indicated, or of the results of operations or financial position for any future dates or periods.

          The unaudited pro forma condensed combined financial statements do not reflect the dispositions of one FM station in Chicago and one FM station in Philadelphia that the Company is required to effect in order to comply with the FCC's multiple ownership rules.

          Concurrently with the filing of this Form 8-K, the Company is filing with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the shares to be sold in the Offering.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          -------------------------------------------------------------------

     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages A-1 through A-10 of this report and is incorporated herein by reference:

          (1)  Report of Independent Accountants;

          (2) Balance Sheets of Century Chicago Broadcasting, L.P. at December 31, 1995 and at June 30, 1996 (unaudited);

          (3) Statements of Operations and Partners' Deficit of Century Chicago Broadcasting, L.P. for (i) the year ended December 31, 1995 and
               (ii) the six months ended June 30, 1995 and 1996 (unaudited); and

          (4)  Statements of Cash Flows of Century Chicago Broadcasting L.P. for
               (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited);

          (5)  Notes to Financial Statements.

     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages B-1 through B-9 of this report and is incorporated herein by reference:

          (1)  Report of Independent Public Accountants;

          (2) Balance Sheets of WJLB/WMXD, Detroit at June 30, 1996 and at June 30, 1995;

          (3) Statements of Earnings and Retained Earnings of WJLB/WMXD, Detroit for (i) the year ended June 30, 1996 and (ii) the eleven months ended June 30, 1995; and

          (4) Statements of Cash Flows of WJLB/WMXD, Detroit for (i) the year ended June 30, 1996 and (ii) the eleven months ended June 30, 1995;

          (5)  Notes to Financial Statements.


     7(a) Financial Statements of Business to Be Acquired
          -----------------------------------------------

          The following information called for by Item 7(a) is included on pages C-1 through C-10 of this report and is incorporated herein by reference:

          (1)  Independent Auditors' Report;

          (2) Balance Sheets of KYLD-FM (A Division of Crescent Communications, L.P.) at December 31, 1995 and at June 30, 1996 (unaudited);

          (3) Statements of Operations and Partners' Deficiency of KYLD-FM (A Division of Crescent Communications, L.P.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited); and

          (4) Statements of Cash Flows of KYLD-FM (A Division of Crescent Communications, L.P.) for (i) the year ended December 31, 1995 and (ii) the six months ended June 30, 1995 and 1996 (unaudited);

          (5)  Notes to Financial Statements.


     7(c) Exhibits
          --------

         **(23.1)   Consent of Price Waterhouse LLP, independent accountants.

         **(23.2)   Consent of Arthur Andersen LLP, independent accountants.

         **(23.3) Consent of Miller, Kaplan, Arase & Co., independent accountants.

         **(99.2) Unaudited Pro Forma Condensed Combined Financial Statements as of June 30, 1996 and December 31, 1995.
________________________________

**   Filed herewith.



                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Evergreen Media Corporation


                                        By: /s/ Matthew E. Devine
                                           ------------------------------
                                           Matthew E. Devine
                                           Chief Financial Officer

Date:  September 20, 1996

                             REPORT OF INDEPENDENT ACCOUNTANTS
                             ---------------------------------


To the Partners of Century Chicago Broadcasting, L.P.


In our opinion, the accompanying balance sheet and the related statements of operations and partners' deficit and of cash flows present fairly, in all material respects, the financial position of Century Chicago Broadcasting, L.P. at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

/s/ PRICE WATERHOUSE LLP


Chicago, Illinois
August 22, 1996

                      CENTURY CHICAGO BROADCASTING, L.P.
                      ----------------------------------

                                BALANCE SHEETS
                                --------------

                                              June 30, 1996           December 31,
                                               (unaudited)                1995
                                              -------------          -------------
ASSETS
- ------
Current assets:
  Cash and cash equivalents                    $  4,555,838           $     33,481
  Accounts receivable, net of allowance
  for doubtful accounts of $230,000
  and $229,000, respectively                      2,028,148              2,155,587
  Prepaid expenses and other assets                  96,353                165,934
                                               ------------           ------------
    Total current assets                          6,680,339              2,355,002
                                               ------------           ------------
Property and equipment:
  Technical equipment                             1,183,900              1,183,479
  Office furniture and fixtures                     363,190                338,791
  Leasehold improvements                            213,342                212,814
                                               ------------           ------------
                                                  1,760,432              1,735,084
  Less - Accumulated depreciation                (1,015,431)              (926,931)
- ---------------------------------              ------------           ------------
    Total property and equipment                    745,001                808,153
                                               ------------           ------------
Intangible assets, net                            1,970,658              1,994,538
                                               ------------           ------------
Deferred charges, net                               508,227                509,520
                                               ------------           ------------
    Total assets                               $  9,904,225           $  5,667,213
                                               ============           ============

LIABILITIES AND PARTNERS' DEFICIT
- ----------------------------------
Current liabilities:
  Promissory note                              $  5,681,502           $  8,890,781
  Accounts payable and accrued expenses           2,120,389              2,170,030
  Due to Century Broadcasting                    13,527,789             10,034,589
  Deferred option payment                         5,000,000                   -
                                               ------------           ------------
    Total current liabilities                    26,329,680             21,095,400
                                               ------------           ------------
Commitments and contingencies                  ------------           ------------
Partners' deficit, per accompanying statement   (16,425,455)           (15,428,187)
                                               ------------           ------------
    Total liabilities and partners' deficit    $  9,904,225           $  5,667,213
                                               ============           ============


  The accompanying notes are an integral part of these financial statements.

                      CENTURY CHICAGO BROADCASTING, L.P.
                      ----------------------------------

                STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIT
                ----------------------------------------------

                                                 (unaudited)
                                                --------------
                                                 For the six
                                                 months ended              For the
                                                   June 30,               year ended
                                                --------------            December 31,
                                             1996            1995            1995
                                        --------------  --------------  --------------
Revenues:
  Gross revenues                        $   3,623,363   $   4,027,035   $   8,806,066
  Less - Agency commissions                  (501,106)       (568,412)     (1,206,219)
  ----                                  -------------   -------------   -------------
    Net revenues                            3,122,257       3,458,623       7,599,847
                                        -------------   -------------   -------------
Operating expenses:
  Programming                                 676,142         858,702       1,727,625
  Selling                                   1,115,270       1,210,003       2,393,959
  Promotion - Television advertising          775,154         556,528         860,535
  Promotion - Other                           111,147         207,602         423,224
  Technical                                    23,484          21,999          48,980
  General and administrative                  578,898         612,552       1,072,523
  Corporate overhead allocation                90,000          90,000         180,000
  Depreciation and amortization               112,380         107,880         216,913
                                        -------------   -------------   -------------
    Total operating expenses                3,482,475       3,665,266       6,923,759
                                        -------------   -------------   -------------
Income (loss) from operations                (360,218)       (206,643)        676,088
Interest expense                             (637,050)       (565,307)     (1,176,628)
                                        -------------   -------------   -------------
Net loss                                     (997,268)       (771,950)       (500,540)
Partners' deficit:
  Beginning of period                     (15,428,187)    (14,927,647)    (14,927,647)
                                        -------------   -------------   -------------
  End of period                          ($16,425,455)   ($15,699,597)   ($15,428,187)
                                        =============   =============   =============


  The accompanying notes are an integral part of these financial statements.

                      CENTURY CHICAGO BROADCASTING, L.P.
                      ----------------------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------


                                                       (Unaudited)
                                                       -----------
                                                       For the six
                                                      months ended              For the
                                                        June 30,              year ended
                                                --------------------------   December 31,
                                                    1996           1995          1995
                                                -----------    -----------   ------------
Cash flows from operating activities:
  Net loss                                      ($  997,268)  ($  771,950)   ($  500,540)
  Adjustments to reconcile net loss
  to net cash provided by (used in)
  operating activities:
    Depreciation and amortization expense           112,380       107,880        216,913
    Corporate overhead allocation                    90,000        90,000        180,000
    Amortization of deferred financing costs         78,000        36,780        103,595
    Changes in assets and liabilities:
      Accounts receivable, prepaid expenses
      and other current assets                      197,020      (518,766)      (796,320)
      Accounts payable and accrued expenses         (49,641)      880,766      1,215,276
                                                -----------   -----------    -----------
        Net cash provided by (used in)
         operating activities                      (569,509)     (175,290)       418,924
                                                -----------   -----------    -----------
Cash flows from investing activities:
  Additions to property and equipment               (25,348)      (33,647)       (88,706)
  Deferred option payment                         5,000,000             -              -
                                                -----------   -----------    -----------
        Net cash provided by (used in)
         investing activities                     4,974,652       (33,647)       (88,706)
                                                -----------   -----------    -----------
Cash flows from financing activities:
  Repayment of promissory note                   (4,500,000)            -              -
  Deferred charges                                  (76,707)     (289,843)      (302,435)
  Increase (decrease) in due to Century
   Broadcasting Corporation                       3,403,200    (2,060,000)    (3,113,133)
  Proceeds from issuance of promissory note       1,290,721     2,561,407      3,095,348
                                                -----------   -----------    -----------
        Net cash provided by (used in)
        financing activities                        117,214       211,564       (320,220)
                                                -----------   -----------    -----------
Net change in cash and cash equivalents           4,522,357         2,627          9,998
Cash and cash equivalents:
  Beginning of period                                33,481        23,483         23,483
                                                -----------   -----------    -----------
  End of period                                 $ 4,555,838   $    26,110    $    33,481
                                                ===========   ===========    ===========
Cash paid for interest                          $   100,000   $    45,000    $    45,000
                                                ===========   ===========    ===========

  The accompanying notes are an integral part of these financial statements.

                      CENTURY CHICAGO BROADCASTING, L.P.
                      ----------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

NOTE 1 - ORGANIZATION:
- ---------------------

Century Chicago Broadcasting, L.P. (CCBLP) is a limited partnership and the licensee of Chicago radio station WPNT-FM (the Station). The general partner of CCBLP is Century Broadcasting Corporation (Century) and the two limited partners of CCBLP are directors and controlling stockholders of Century.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
- ---------------------------------------------------

Interim financial information (unaudited)
- -----------------------------------------

The interim financial data as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 is unaudited. The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments necessary for a fair presentation of results of the interim periods have been made and all such adjustments were of a normal and recurring nature. The results of operations and cash flows for the six months ended June 30, 1996 are not necessarily indicative of the results that can be expected for the entire fiscal year ending December 31, 1996.

Use of estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
- -------------------------

CCBLP considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Revenue recognition
- -------------------

Revenues for radio time sales, which are generated primarily from clients in the greater Chicago metropolitan area, are recognized when commercials are broadcast. Accounts receivable are unsecured.

Property and equipment
- ----------------------

Property and equipment are stated at cost. Maintenance and repairs are charged against operations as incurred. Improvements and renewals are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, generally ten years.

Intangible assets
- -----------------

Intangible assets represent goodwill and a broadcasting license. Intangible assets related to acquisitions since 1971 are being amortized on a straight-line basis over 40 years. Intangible assets of $347,137 related to the pre-1971 license acquisition are not being amortized as CCBLP believes there has been no diminution of value.

CCBLP periodically evaluates the carrying value of intangible assets in relation to the future undiscounted cash flows of the Station. In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121). This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121 requires an impairment loss to be recognized if the sum of expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset. Otherwise, an impairment loss is not recognized. The adoption of SFAS No. 121, required for financial statements for fiscal years beginning after December 15, 1995, did not have any impact on CCBLP's financial statements.

Deferred option payment
- -----------------------

On June 27, 1996, CCBLP granted Evergreen Media Corporation of Los Angeles (Evergreen) an option to purchase the Station. Under the terms of the option agreement, Evergreen paid $5,000,000 to CCBLP in exchange for CCBLP's agreement to sell the Station to Evergreen under the terms of a July 1, 1996 letter of intent. The option price, which is non-refundable, has been recorded as a deferred credit in the June 30, 1996 balance sheet. See Note 8.

Deferred financing costs
- ------------------------

Deferred financing costs are amortized over the term of the related indebtedness by the interest method. Such amortization totaled $103,595 in 1995 and is included in interest expense in the accompanying statement of operations. The original cost of deferred financing costs being amortized was $636,237 at December 31, 1995.

Income taxes
- ------------

No provision for income taxes has been provided in the accompanying financial statements because the tax effects of CCBLP's operations accrue directly to its partners.

Fair value of financial instruments
- -----------------------------------

CCBLP's financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and a promissory note. Management believes that the fair values of these financial instruments approximate their respective carrying values.

NOTE 3 - RELATED PARTY TRANSACTIONS:
- -----------------------------------

Cash provided by or required for CCBLP's operations is transferred between CCBLP and Century on a periodic basis. The amount recorded as Due to Century Broadcasting Corporation is non-interest bearing and is not subject to stated repayment terms. Accordingly, the financial statements do not reflect any interest costs on the Due to Century Broadcasting Corporation balance. The average Due to Century Broadcasting balance was $11,407,000 during the year ended December 31, 1995.

Century provides certain managerial, treasury, accounting, tax and legal services to CCBLP. An allocation of the estimated cost of these services has been reflected in the accompanying statements of operations based on the estimated time spent by Century personnel providing such services. In the opinion of management, the costs allocated to CCBLP for services provided by Century are reasonable.

NOTE 4 - INTANGIBLE ASSETS:
- --------------------------

Intangible assets at December 31, 1995 consist of the following:

     Broadcasting license               $2,035,081
     Goodwill                              222,137
                                        ----------
                                         2,257,218
     Less - Accumulated amortization      (262,680)
     ----                               ----------
                                        $1,994,538
                                        ==========

Amortization expense related to these intangibles was $47,760 for the year ended December 31, 1995.

NOTE 5 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:
- ----------------------------------------------

Accounts payable and accrued expenses at December 31, 1995 consist of the following:

     Accounts payable                   $1,250,909
     Accrued interest and loan fees        446,272
     Accrued employee compensation          91,191
     Other accrued expenses                381,658
                                        ----------
                                        $2,170,030
                                        ==========

NOTE 6 - PROMISSORY NOTE:
- ------------------------

On March 15, 1991, CCBLP entered into a Loan Agreement with a financial institution. This Loan Agreement was amended and supplemented at various times since its inception such that as of December 31, 1995, the CCBLP had outstanding borrowings under the Loan Agreement of $8,890,781.

As of January 31, 1996, an amendment was executed to provide CCBLP the ability to borrow an additional $1,000,000 ($845,000 for working capital purposes and $155,000 for the payment of interest). Additionally, the amendment provided that upon the consummation of Century's sale of its Denver radio stations CCBLP would prepay $4,500,000 of the promissory note. The sale and prepayment were completed in June 1996. Following the prepayment, the lender made an additional $1,000,000 available to CCBLP to fund future debt service payments to the lender.

Interest, payable quarterly, accrues at a Formula Rate which varies based upon certain financial measures. Such Formula Rate generally ranges from the prime lending rate (8.5% at December 31, 1995) plus 2% to the prime lending rate plus 3%. As of December 31, 1995, the Formula Rate in effect for CCBLP was 11.5%.

The lender assessed Loan Fees to the CCBLP in the aggregate amount of $600,000. Of this amount, $270,000 was paid in April 1995, $30,000 was paid in January 1996 and the balance is due on January 1, 2000. See Note 2.

Principal payments on the promissory note are due in twelve consecutive, quarterly installments beginning on April 1, 1997 with aggregate annual principal payments of $450,000 in 1997, $750,000 in 1998, $950,000 in 1999 and
any remaining amounts (including principal, interest and the remainder of the Loan Fees discussed above) due on January 1, 2000.

The Loan Agreement contains various restrictive covenants that, among other things, require CCBLP, an affiliated limited partnership and Century to individually (and on a consolidated basis with respect to Century) maintain minimum levels of operating cash flow, limit distributions from CCBLP and/or an affiliated limited partnership to their respective partners and place restrictions on the assumption and payment of Century expenses by CCBLP or the affiliated limited partnership.

Upon notification from the lender, a prepayment equal to 50% of the adjusted cash flow, as defined in the Loan Agreement, may be required provided that such payment does not reduce cash on hand to a level below $1,000,000. The Loan Agreement provides that a penalty be applied to any other prepayments. The promissory note evidencing CCBLP's obligation to the lender is secured by substantially all of the assets of CCBLP and Century (including, but not limited to, its partnership interests in CCBLP and an affiliated limited partnership) and is guaranteed by Century and one of CCBLP's limited partners. Additionally, both of CCBLP's limited partners have pledged their respective interests in CCBLP as well as an affiliated limited partnership.

As more fully discussed in Note 8, CCBLP has entered into an agreement to sell the Station and intends to use a portion of the proceeds to prepay the promissory note in full. Additionally, certain technical covenant violations have not been waived and there is uncertainty as to whether CCBLP and Century will be able to meet such covenants prospectively. As such, the amounts outstanding under the promissory note have been classified as current liabilities in the accompanying balance sheets.

In the event that the promissory note is not prepaid in conjunction with the aforementioned sale of the Station, management believes that operating cash flows together with funds obtained from the additional borrowings as well as from the option payment discussed above will provide sufficient working capital to fund CCBLP's current operations. Additionally, management believes that the lender will continue to forbear and not require CCBLP to repay the obligations under the promissory note in advance of the stated maturities. Furthermore, management believes in the event that operating cash flows were not sufficient to support the Station's current operations and the sale of the Station were not to be completed that additional financing would be available either from its current lender or from other sources.

NOTE 7 - COMMITMENTS:
- --------------------

CCBLP leases certain office space and equipment under various operating leases. Rent expense included in the accompanying statement of operations for the year ended December 31, 1995 in connection with these various operating leases totaled $370,000. Future minimum rentals under noncancelable operating leases in existence at December 31, 1995 are as follows:

Year              Amount
- ----            ----------

  1996          $  366,000
  1997             361,000
  1998             361,000
  1999             331,000
  2000             242,000
  Thereafter     1,409,000


CCBLP has entered into certain noncancelable agreements for ratings and news services which require aggregate payments of approximately $350,000 in 1996, $356,000 in 1997, $360,000 in 1998 and $172,000 in 1999.

NOTE 8 - SUBSEQUENT EVENTS:
- --------------------------

On July 15, 1996, CCBLP entered into an Asset Purchase Agreement with Evergreen Media Corporation of Chicago (Evergreen of Chicago) to sell substantially all of the assets of the Station to Evergreen of Chicago for approximately $68,750,000 in cash, subject to certain closing adjustments. The sale is subject to Federal Communications Commission (the FCC) approval and is expected to close in the first quarter of 1997.

On July 30, 1996, an application was filed with the FCC seeking the renewal of the Station's broadcasting license. Management expects the FCC to renew the broadcasting license following the expiration of the public comment period on November 1, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



To the Partners of
Secret Communications Limited Partnership:

We have audited the accompanying combined balance sheets of WJLB/WMXD, DETROIT, as further described in Note 1, as of June 30, 1996, and June 30, 1995, and the related combined statements of operations and cash flows for the year ended June 30, 1996 and the eleven month period ended June 30, 1995. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the financial position of WJLB/WMXD, DETROIT as of June 30, 1996, and June 30, 1995, and the results of their operations and their cash flows for the year ended June 30, 1996 and the eleven month period ended June 30, 1995, in conformity with generally accepted accounting principles.


                                               Arthur Andersen LLP

                                               /s/ Arthur Andersen LLP

Chicago, Illinois,
September 10, 1996

                              WJLB/WMXD,  DETROIT
                              -------------------
                            COMBINED BALANCE SHEETS
                            -----------------------
                         AS OF JUNE 30, 1996 AND 1995
                         ---------------------------

                                    ASSETS
                                   -------

                                                                             1996                1995
                                                                        --------------       -------------

CURRENT ASSETS:
   Cash and cash equivalents                                                  $216,325             $80,205
   Accounts receivable (net of allowance for doubtful accounts
      of $98,393 and $136,388 for 1996 and 1995,  respectively)              4,208,411           3,727,981
   Trade receivables                                                            18,394              28,655
   Prepaid expenses and other assets                                            25,924              77,010
                                                                        --------------       -------------
      Total current assets                                                   4,469,054           3,913,851
                                                                        --------------       -------------

PROPERTY AND EQUIPMENT, net (note 3)                                         1,101,707           1,197,358

INTANGIBLE ASSETS, net (note 4)                                             41,884,482          44,029,086
                                                                        --------------       -------------

TOTAL ASSETS                                                               $47,455,243         $49,140,295
                                                                        ==============       =============


LIABILITIES AND PARTNERS' CAPITAL
- ---------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                    $1,276,491          $1,311,202
   Trade payables                                                                1,875               -
   Interest payable                                                            118,964             203,041
   Current maturities of long-term debt                                      2,003,100               -
                                                                        --------------       -------------
      Total current liabilities                                              3,400,430           1,514,243
                                                                        --------------       -------------

LONG-TERM DEBT, less current maturities (note 5)                            17,777,513          20,390,588

COMMITMENTS AND CONTINGENCIES (note 6)

PARTNERS' CAPITAL AND STATION EQUITY
   Balance, beginning of period                                             27,235,464               -
   Net amounts transferred to central office                               (10,753,934)         (5,472,175)
   Contributed capital                                                       3,007,748          28,823,288
   Net income for the period                                                 6,788,022           3,884,351
                                                                        --------------       -------------
   Balance, end of period                                                   26,277,300          27,235,464
                                                                        --------------       -------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL                                    $47,455,243         $49,140,295
                                                                        --------------       -------------


    The accompanying notes to financial statements are an integral part of these balance sheets.

                              WJLB/WMXD, DETROIT
                              ------------------
                       COMBINED STATEMENTS OF OPERATIONS
                       ---------------------------------
                       FOR THE YEAR ENDED JUNE 30, 1996
                       --------------------------------
                 AND FOR THE ELEVEN MONTHS ENDED JUNE 30, 1995
                 ---------------------------------------------

                                                               1996               1995
                                                            ------------      ----------
  GROSS REVENUES                                             $22,841,911      $17,767,185
      Less: agency commissions                                 2,816,084        2,174,122
                                                              ----------       ----------
          Net revenues                                        20,025,827       15,593,063
                                                              ----------       ----------

  OPERATING EXPENSES:
      Station operating expenses excluding
          depreciation and amortization                        8,518,201        7,223,003
      Depreciation and amortization                            2,405,907        2,182,087
      Central office general and administrative (note 7)         627,300          574,304
                                                              ----------        ---------
          Operating expenses                                  11,551,408        9,979,394
                                                              ----------        ---------

  OPERATING INCOME                                             8,474,419        5,613,669

  NONOPERATING EXPENSES:
      Interest expense (note 5)                                1,499,470        1,587,260
                                                               ---------        ---------
          Non operating expenses                               1,499,470        1,587,260
                                                               ---------        ---------
  Income before taxes                                          6,974,949        4,026,409

  Provision for state income taxes (note 2)                      186,927          142,058
                                                               ---------        ---------

          Net income                                          $6,788,022       $3,884,351
                                                               =========        =========



The accompanying notes to financial statements are an integral part of these statements.

                              WJLB/WMXD, DETROIT
                              ------------------
                       COMBINED STATEMENTS OF CASH FLOWS
                       ---------------------------------
                       FOR THE YEAR ENDED JUNE 30, 1996
                       --------------------------------
                 AND FOR THE ELEVEN MONTHS ENDED JUNE 30, 1995
                 ---------------------------------------------


                                                                         1996           1995
                                                                      ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Income                                                           $6,788,022     $3,884,351
 Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization                                        2,405,907      2,182,087
  Changes in assets and liabilities:
   (Increase) in receivables, net                                       (470,169)    (1,484,258)
   Decrease (increase) in prepaid expenses and other assets               51,086        (66,171)
   (Decrease) increase in payables and accrued expenses                  (32,836)       910,968
   (Decrease) increase in interest payable                               (84,077)       203,041
                                                                      ----------     ----------
             Net cash provided by operating activities                 8,657,933      5,630,018
                                                                      ----------     ----------


CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of radio stations                                             -      (47,013,443)
  Acquisition of working capital                                            -       (1,882,983)
  Capital expenditures                                                  (165,652)     (395,088)
                                                                      ----------     ----------
             Net cash used in investing activities                      (165,652)  (49,291,514)
                                                                      ----------     ----------


CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in amounts transferred to central office                (10,753,934)    (5,472,175)
  Net (payments) borrowings of long-term debt                           (609,975)    20,390,588
  Capital contributions                                                3,007,748     28,823,288
                                                                      ----------     ----------
             Net cash (used in) provided by financing activities      (8,356,161)    43,741,701
                                                                      ----------     ----------


NET INCREASE IN CASH AND CASH EQUIVALENTS                                136,120         80,205

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                          80,205           -
                                                                      ----------     ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $216,325        $80,205
                                                                      ==========     ==========









 The accompanying notes to financial statements are an integral part of these statements.

                              WJLB/WMXD, DETROIT
                         NOTES TO FINANCIAL STATEMENTS



(1)     BUSINESS AND BASIS OF PRESENTATION

        WJLB-FM and WMXD-FM (the "Stations") are radio stations owned by Secret Communications Limited Partnership ("Secret"). The Stations are licensed to and serve Detroit, Michigan. The accompanying financial statements include the accounts of the Stations after eliminating all significant intercompany accounts and transactions.

        Secret was formed in 1994 and on August 1, 1994, the general partners of Secret contributed substantially all of the assets and debt of certain radio stations to Secret. The Stations were included in this initial contribution.

        As further described in Note 9, Secret has entered into an agreement to sell substantially all of the assets of the Stations to Evergreen Media Corporation of Los Angeles ("Evergreen").


(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        (a)     Cash Equivalents
                ----------------

        Cash equivalents include overnight repurchase agreements backed by United States securities.

        (b)     Trade Agreements
                ----------------

        The Stations have entered into trade agreements which provide for the exchange of advertising time for merchandise or services and are recorded at the estimated fair market value of the goods or services to be received. Trade receivables and trade payables represent the outstanding obligations of the parties to the trade agreements as of the end of the year. Trade revenues are recognized as the advertisements are broadcast. Trade expenses are recognized as the services or merchandise is used.

        (c)     Property and Equipment
                ----------------------

        Property and equipment are stated at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets. Repair and maintenance costs are charged to expense when incurred.

        (d)     Intangible assets
                -----------------

        Intangible assets are recorded at their appraised values and are amortized using the straight-line method over estimated periods of benefit up to 40 years. Should events or circumstances occur subsequent to the acquisition of a station which bring into question the realizable value or impairment of the related goodwill and intangibles, Secret will evaluate the remaining useful life and balance of intangibles and make appropriate adjustments. Secret's principal considerations in determining impairment include the strategic benefit to Secret of the particular station and the current and expected future operating income and cash flow levels of that particular station.

        (e)     Revenue Recognition
                -------------------
        Advertising revenues are recognized as advertisements are broadcast.

        (g)     Income Taxes
                ------------

        The accompanying financial statements do not reflect provisions for federal income taxes which are reported by the partners of Secret. The income taxes reported in the accompanying statements of operations are Michigan state income taxes paid by the Partnership instead of the partners.

        (h)     Statement of Cash Flows
                -----------------------

        Cash of $1,583,547 and $1,384,219 was paid for interest during the year ended June 30, 1996, and for the eleven months ended June 30, 1995, respectively. Cash of $205,228 and $112,000 was paid for state income taxes during the year ended June 30, 1996, and for the eleven month period ended June 30, 1995, respectively.

        (h)     Use of Estimates
                ----------------

        The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


(3)     PROPERTY AND EQUIPMENT:

        Property and equipment consists of the following at June 30, 1996 and 1995:

                                                                                                        Estimated
                                                                    1996                  1995          useful lives
                                                                 --------               --------        ------------
                Land                                            $  25,000              $  25,000            -
                Buildings and leasehold improvements              522,913                491,084        5 - 31.5 years
                Broadcasting equipment                            534,700                521,451         5 - 15 years
                Furniture and fixtures                            189,678                181,309            5 years
                Business equipment                                255,555                165,232            5 years
                Vehicles                                           51,279                 29,397            5 years
                                                                ---------              ---------
                                                                1,579,125              1,413,473
                Less:  Accumulated depreciation                  (477,418)              (216,115)

                                                               $1,101,707             $1,197,358
                                                                =========              =========


(4)     INTANGIBLE ASSETS:

        Intangible assets consisted of the following at June 30, 1996 and 1995:

                                                                                                        Estimated
                                                                    1996                  1995          useful lives
                                                                 ----------             ----------      ------------
                FCC licenses                                    $42,195,592             42,195,592           25
                Advertising client base                           3,069,762              3,069,762            7
                Goodwill                                            729,704                729,704           40
                                                                 ----------             ----------
                                                                 45,995,058             45,995,058
                Less:  accumulated amortization                  (4,110,576)            (1,965,972)
                                                                 ----------             ----------
                                                                $41,884,482            $44,029,086
                                                                 ==========             ==========


(5)     LONG-TERM DEBT:

        Long-term debt consisted of a senior reducing revolving credit at June 30, 1996 and 1995, which was used to recapitalize debt and to fund working capital for Secret at August 1, 1994. The debt was allocated to the Stations based on the ratio of the Stations' fair market value as compared to the total fair market value of Secret at August 1, 1994. Additional borrowings and repayments were allocated based on the same ratio if these borrowings and repayments were related to the general operations of all the Secret stations. Interest expense for the year ended June 30, 1996 and the eleven month period ended June 30, 1995 was allocated to the Stations based on the same ratio.

        Borrowings under the revolving loans bear interest, at the option of Secret at LIBOR or prime, plus a margin. The margin over LIBOR or prime varies from time to time depending on Secret's ratio of debt to cash flow as defined in the agreement. The interest rate on the reducing revolver at June 30, 1996, ranged from 6.49% to 8.25%, with a weighted interest rate of 6.54%.

        Amounts outstanding under the reducing revolver are payable in quarterly installments beginning as early as June 30, 1995, and ending December 31, 2001. The amounts payable depend on the amounts then outstanding and correspondingly reduce the amount available to be borrowed. Based on debt outstanding during the period from August 1, 1994, through June 30, 1996, there were no amortization payments required to be made. Amounts outstanding under the revolving credit/term loan convert on June 30, 1997, to a term loan payable in quarterly installments ending December 31, 2001. In addition to scheduled amortization, Secret is required to repay revolving credit borrowings each calendar year of up to 50% of the excess cash flow for that calendar year as defined in the agreement, commencing with the year ending December 31, 1995. Based on financial ratios at December 31, 1995, there is no excess cash flow repayment due in 1996.


        The senior credit facility limits indebtedness, capital expenditures, and payment of distributions and requires certain financial ratios to be maintained among other restrictions. At June 30, 1996, Secret was in compliance with all provisions of its credit agreement. The senior credit facility is secured by substantially all of the assets of Secret.

        The future maturities of long-term debt are as follows:

                         1997                           $2,003,100
                         1998                            3,035,949
                         1999                            3,380,231
                         2000                            3,974,902
                         2001                            4,757,362
                        Thereafter                       2,629,069
                                                        ----------
                                                       $19,780,613
                                                        ----------

        The fair value of the debt is equal to its carrying value.

(6)     COMMITMENTS AND CONTINGENCIES:

        The Stations have entered into operating leases with initial or remaining non-cancelable terms in excess of one year. The future minimum rental payments required for all such leases as of June 30, 1996, are as follows:

                     Year ending
                     June 30,
                     -----------
                      1997                                  $227,084
                      1998                                   222,909
                      1999                                   165,797
                      2000                                    47,220
                      2001                                    47,220
                      Future years                           331,125
                                                           ---------
                      Total minimum payments required     $1,041,355
                                                           =========

        Rent expense was $231,959 and $200,338 for the year ended June 30, 1996 and for the eleven month period ended June 30, 1995, respectively.


(7)     RELATED PARTY TRANSACTIONS:

        Central office general and administrative expenses represent an allocation of charges incurred by Secret's headquarters for various administrative and management services, including, but not limited to, salaries, bonuses, management fees and service fees. The charges are allocated to the Stations based on the total number of markets in which Secret owns stations. Amounts charged to the Stations do not necessarily represent the amounts that would have been incurred had the Stations operated as an unaffiliated entity. However, management believes that these charges result in a reasonable level of general and administrative and interest expenses for the Stations.

        Included in the central office general and administrative expenses are fees charged to Secret by its two general partners for management and consulting services provided to Secret. In addition, Lane Industries, Inc., a related party to the administrative general partner of Secret, provides certain tax, legal, financial, risk management and employee benefits services for an annual fee. The amount allocated to the Stations for all such services provided by the general partners amounted to $175,517 and $153,778 for the year ended June 30, 1996 and the eleven months ended June 30, 1995, respectively.

        As described in note 5, a portion of Secret's senior debt and interest expense has been allocated to the Stations as of June 30, 1996 and 1995, and for the periods then ended.

        The Partners' Capital and Station Equity section of the Balance Sheet consists of intercompany accounts, capital contributed by the partners and retained earnings. These accounts reflect a portion of the original acquisition of the Stations and the activity between the Stations and Secret, such as cash transfers and expense allocations.

(8)     DEFERRED SAVINGS PLAN

        Secret maintains a 401(k) savings plan in which the employees of the Stations participate. Employees must have reached age 21 and have completed one year of consecutive service to participate in the plan. Employees may contribute up to 15% of their salaries in accordance with IRS limitations. Secret matches employee contributions at a rate of 75% (up to 6%) of the employee's salary. Secret's contribution to the plan related to the Stations was $94,515 and $102,548 for the year ended June 30, 1996 and for the eleven month period ended June 30, 1995, respectively.


(9)     SUBSEQUENT EVENT

        On August 12, 1996, Secret entered into a definitive agreement to sell substantially all of the assets of the Stations to Evergreen. The assets to be sold include the fixed assets and the intangible assets. In addition, Secret will enter into a noncompete agreement covering the Detroit market. In consideration for the assets sold and the noncompete agreement, Evergreen will pay Secret $168,000,000 on the purchase date.

        Pending approval of the acquisition of the Stations, Secret entered into a time brokerage arrangement which will commence September 1, 1996, and will expire on the purchase date. The agreement allows Evergreen to purchase substantially all of the broadcast time on the Stations at an amount negotiated between Secret and Evergreen.

                          Independent Auditor's Report
                          ----------------------------



  KYLD-FM (A Division of Crescent
   Communications, L.P.)
  San Francisco, California


  To the Partners:

  We have audited the accompanying balance sheet of KYLD-FM (A Division of Crescent Communications, L.P.) as of December 31, 1995 and the related statements of operations and partners' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KYLD-FM (A Division of Crescent Communications, L.P.) as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in accordance with generally accepted accounting principles.


  /s/ Miller, Kaplan, Arase & Co.

  MILLER, KAPLAN, ARASE & CO.

  North Hollywood, California


  March 1, 1996 (Except for Note 9 as to
  which the date is August 14, 1996).

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             -----------------------------------------------------
                                 BALANCE SHEETS
                                 --------------





                                          June 30, 1996          December 31, 1995
                                          --------------         ------------------
                                           (Unaudited)
                                          --------------

   ASSETS
   ------

CURRENT ASSETS
- --------------

 Cash                                   $  2,778,429               $  3,682,652
 Accounts Receivable (Net of Allowance
   for Doubtful Accounts of $61,109
   and $191,670)                             681,009                  1,544,291
 Trade Receivable                              -                         83,807
 Other Receivables                           437,710                     27,093
 Other Prepaid Expenses                       40,096                    152,722
                                        ------------               ------------

       TOTAL CURRENT ASSETS             $  3,937,244               $  5,490,565
       --------------------

PROPERTY AND EQUIPMENT, NET OF
- ------------------------------
 ACCUMULATED DEPRECIATION (Note 2)           584,361                    663,517
 ------------------------

INTANGIBLE ASSETS, NET OF ACCUMULATED
- -------------------------------------
 AMORTIZATION (Note 3)                    10,001,449                 10,641,698
 ------------                           ------------               ------------

       TOTAL ASSETS                     $ 14,523,054               $ 16,795,780
       ------------                     ============               ============

    LIABILITIES
   -----------

CURRENT LIABILITIES
- -------------------

 Accounts Payable and Accrued Expenses     $  38,703               $    234,521
 Accrued Wages and Commissions                52,819                    157,215
 Trade Liability                                   -                    318,138
 Deferred Trade Revenue (Note 9A)            216,013                          -
 Deferred Income                              10,863                     14,863
                                        ------------               ------------

       TOTAL CURRENT LIABILITIES        $    318,398                    724,737
       -------------------------

INTERDIVISIONAL PAYABLE (Note 4)          23,096,891                 23,521,585
- -----------------------                 ------------               ------------

       TOTAL LIABILITIES                $ 23,415,289               $ 24,246,322
       -----------------

COMMITMENTS AND CONTINGENCIES (Notes 5
- -----------------------------
 and 6)

   PARTNERS' DEFICIENCY                 (  8,892,235)              (  7,450,542)
   --------------------                 ------------               ------------

       TOTAL LIABILITIES AND
       ----------------------
        PARTNERS' DEFICIENCY            $ 14,523,054               $ 16,795,780
        --------------------            ============               ============

            (Attached notes are an integral part of this statement)

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             -----------------------------------------------------
               STATEMENTS OF OPERATIONS AND PARTNERS' DEFICIENCY
               -------------------------------------------------




                                                        Six Months Ended         Year Ended
                                                            June 30,             December 31,
                                                   ----------------------------  ------------
                                                           (Unaudited)
                                                   ----------------------------  ------------
                                                        1996          1995          1995
                                                   ------------   -------------  ------------

NET REVENUES                                       $  1,944,978   $  2,396,002   $  5,175,744
- ------------                                       ------------   ------------   ------------

OPERATION EXPENSES
- ------------------

 Operating Expenses Excluding Depreciation and
   Amortization, General and Administrative,
   and Corporate Expenses                          $  1,405,805   $  1,379,037   $  3,176,328
 Depreciation and Amortization                          748,707        735,613      1,481,400
 General and Administrative Expense                     478,709        501,365      1,155,071
 Corporate Expense                                      256,769        219,312        548,694
                                                   ------------   ------------   ------------

       TOTAL OPERATING EXPENSES                    $  2,889,990   $  2,835,327   $  6,361,493
       ------------------------                    ------------   ------------   ------------

       LOSS FROM OPERATIONS                         ($  945,012)   ($  439,325)   ($1,185,749)
       --------------------                        ------------   ------------   ------------

OTHER INCOME (EXPENSE)
- ----------------------

 Interest Expense                                   ($1,093,924)   ($  923,146)   ($2,367,656)
 Other Income                                           597,243         50,185          -
                                                   ------------   ------------   ------------

       TOTAL OTHER INCOME (EXPENSE)                 ($  496,681)   ($  872,961)   ($2,367,656)
       -----------------------------               ------------   ------------   ------------

NET LOSS                                            ($1,441,693)   ($1,312,286)   ($3,553,405)
- --------

PARTNERS' DEFICIENCY - BEGINNING OF PERIOD          ( 7,450,542)   ( 3,897,137)   ( 3,897,137)
- ------------------------------------------         ------------   ------------   ------------

PARTNERS' DEFICIENCY - END OF PERIOD                ($8,892,235)   ($5,209,423)   ($7,450,542)
- ------------------------------------               ============   ============   =============

            (Attached notes are an integral part of this statement)

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             -----------------------------------------------------
                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                          Six Months Ended         Year Ended
                                                              June 30,            December 31,
                                                    ----------------------------  -------------
                                                            (Unaudited)
                                                    ----------------------------
                                                        1996           1995           1995
                                                    -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
- ------------------------------------

   Net Loss                                          ($1,441,693)   ($1,312,286)   ($3,553,405)

   Adjustments to Reconcile Net Loss to Net Cash
      Provided (Used) by Operating Activities:
         Depreciation                                    108,457         95,363        200,901
         Amortization                                    640,250        640,250      1,280,499
         (Increase) Decrease in:
           Accounts Receivable                           863,282        123,060        205,034
           Trade Receivable                               83,806    (    36,460)        66,898
           Other Receivables                               6,267         21,614         23,237
           Other Prepaid Expenses                    (   304,258)       171,358         61,685
         Increase (Decrease) in:
           Accounts Payable and
            Accrued Expenses                         (   195,817)   (   225,340)   (   124,887)
           Accrued Wages and
            Commissions                              (   104,396)   (    24,050)        34,295
           Trade Liability                           (   102,125)             -         52,956
           Deferred Revenue                          (     4,000)   (    16,649)   (    17,986)
           Interdivisional Payable                   (   424,694)       733,196      5,351,380
                                                    -------------  -------------  -------------

             NET CASH PROVIDED (USED) BY
             ----------------------------
             OPERATING ACTIVITIES                    ($  874,921)  $    170,056   $  3,580,607
             --------------------                   -------------  -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
- ------------------------------------

   Purchase of Property and Equipment                ($   29,302)   ($   43,391)   ($  125,209)
                                                    -------------  -------------  -------------
            NET CASH (USED) BY INVESTING
            ----------------------------
                    ACTIVITIES                       ($   29,302)   ($   43,391)   ($  125,209)
                    ----------                      -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
- ------------------------------------

           NET CASH PROVIDED BY FINANCING
           ------------------------------
             ACTIVITIES                               $    -       $      -       $      -
             ----------                             ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH                      ($  904,223)  $    126,665   $  3,455,398
- -------------------------------

CASH, BEGINNING OF PERIOD                              3,682,652        227,254        227,254
- -------------------------                           ------------   ------------   ------------

CASH, END OF PERIOD                                 $  2,778,429   $    353,919   $  3,682,652
- -------------------                                 ============   ============   ============


            (Attached notes are an integral part of this statement)

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
- ---------------------------------------------------

       A.  Nature of Business and Basis of Presentation
           --------------------------------------------

           Radio station KYLD-FM, licensed to San Mateo, California, is a division of Crescent Communications, L.P. ("the Partnership"). The Partnership was established as a limited partnership for the purpose of acquiring and operating radio stations. Operations of the Partnership commenced with the bulk asset purchase of radio station KYLD-FM on November 19, 1993. The accompanying financial statements present only the accounts of KYLD-FM.

       B.  Unaudited Interim Information
           -----------------------------

           In the opinion of management, the financial statements for the six month periods ended June 30, 1996 and 1995 (unaudited) include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles consisting solely of normal recurring accruals and adjustments. The results of operations and cash flows for the six months ended June 30, 1996 and 1995 are not necessarily indicative of results which would be expected for a full year.

       C.  Revenue Recognition
           -------------------

           Revenue is recognized when commercial spot announcements are aired. Unbilled commercial air time is accrued at year end and included in accounts receivable. Payments received in advance are included in deferred revenue.

       D.  Property and Equipment
           ----------------------

           Property and equipment are stated at cost. Amounts expended for improvements which increase the useful life or replace major units of property and equipment are capitalized, while expenditures for repairs, maintenance and minor renewals are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and any gain or loss is reflected in current year earnings.

       E.  Depreciation
           ------------

           Depreciation of property and equipment is computed using the straight-line method over the estimated economic lives of the assets as follows:

            Broadcasting Equipment                                 5 years
            Furniture and Fixtures                                 7 years
            Music Library                                          5 years
            Vehicles                                               3 years
            Computers                                              3 years

       F.  Amortization
           ------------

           Amortization of intangible assets and loan fees is computed using the straight-line method over the estimated lives of the assets as follows:

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
- ---------------------------------------------------

       F.  Amortization (Continued)
           ------------

            FCC License                                           40 years
            Customer List                                          5 years
            Goodwill                                              40 years
            Formats                                                5 years
            Going Concern Value                                   40 years
            Organization Costs                                     5 years
            Acquisition Costs                                      5 years

       G.  Trades
           ------

           Under trade agreements with certain advertisers, the Partnership provides commercial spot announcements in exchange for goods and services, as is customary in the broadcasting industry. These transactions are recorded at the estimated fair market value of the goods and services received. Trade sales are recognized when commercial spot announcements are broadcast and the value of goods or services is recorded when received or utilized. The value of air time provided and goods or services received are reflected in the balance sheet as a trade receivable and a trade liability until they are paid for and earned, respectively.

       H.  Concentration of Risk
           ---------------------

           The Partnership maintains bank account balances in excess of amounts insured by the FDIC. As of June 30, 1996 and December 31, 1995 approximately $2,837,000 and $3,708,000 of bank deposits exceeded the level of insurance coverage, respectively.

           Financial instruments that potentially subject the Partnership to credit risk consist of accounts receivable. Concentration of credit risk with respect to accounts receivable is limited due to the large number of diversified customers and the geographic diversification of KYLD-FM's national customer base.

       I.  Allowance for Doubtful Accounts
           -------------------------------

           The allowance for doubtful accounts is based on management's estimate of the collectability of accounts receivable.

       J.  Income Taxes
           ------------

           As a Limited Partnership, all income and losses of Crescent Communications, L.P. are passed directly to the partners for federal and state income tax purposes. Accordingly, income tax expense (other than the California Franchise Tax Board annual minimum tax of $800) is not reflected on the statement of operations.

       K.  Cash and Cash Equivalents
           -------------------------

           For purposes of the statements of cash flows, the Partnership considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
- ---------------------------------------------------

       L.  Accounting Estimates
           --------------------

           The preparation of financial statements in accordance with generally accepted accounting principles requires that management use estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

           Corporate and interest expenses were allocated among the individual radio station divisions of Crescent Communications, L.P. on a pro rata basis. Corporate expenses were allocated based on revenues and interest expenses were allocated based on station purchase price. The amounts allocated to KYLD-FM have been reflected in these financial statements.

           The accounting records of KYLD-FM were combined with those of another station also owned by Crescent Communications, L.P. to which 12.7% of combined revenues and expenses were allocated based on a combination of wattage, sales price, spot rate and arbitron ratings.


NOTE 2 - PROPERTY AND EQUIPMENT
- -------------------------------

       Property and Equipment consist of the following at December 31, 1995:
                   Broadcasting Equipment                           $  690,912
                   Furniture and Fixtures                              122,483
                   Music Library                                        64,900
                   Vehicles                                             81,173
                   Computers                                            74,476
                                                                  ------------
                                                                   $ 1,033,944
                   Accumulated Depreciation                       (    370,427)
                                                                  ------------
                                                                   $   663,517
                                                                  ============
NOTE 3 - INTANGIBLE ASSETS
- --------------------------

 Intangible assets consist of the following at December 31,  1995:

                   FCC Licenses                                     $5,000,000
                   Customer Lists                                    3,958,000
                   Goodwill                                          2,879,585
                   Formats                                           1,374,000
                   Going Concern Value                                  75,000
                   Organization Costs                                   39,000
                   Acquisition Costs                                    37,173
                                                                    ----------
                                                                   $13,362,758
           Accumulated Amortization                               (  2,721,060)
                                                                   -----------
                                                                   $10,641,698
                                                                   ===========

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------

NOTE 4 - INTERDIVISIONAL PAYABLE
- --------------------------------

       As discussed in Note 1A, these financial statements present only the accounts of KYLD-FM. The interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in an interdivisional payable to those entities which have not been included.

       This payable consists primarily of KYLD-FM station acquisition debt subsequently transferred to the books of the Partnership, and interdivisional allocations of Corporate and interest expenses.

NOTE 5 - COMMITMENTS
- --------------------

       A.  Long-Term Debt
           --------------

           The long-term debt guaranteed by the Partnership is not reflected in these financial statements although interest expense has been allocated to the station as discussed in Note 1L. This long-term debt is secured by a lien on all tangible and intangible assets of the Partnership, including KYLD-FM. This total long-term debt outstanding of the Partnership (which includes the financing provided to acquire other radio stations) exceeded the value of the KYLD-FM at June 30, 1996 and December 31, 1995. On August 16, 1996, immediately subsequent to the sale of KYLD-FM to Evergreen Media Corporation (See
           Note 9) the debt mentioned above was retired and all liens on the Station were released.

       B.  Lease Commitments
           -----------------

           The Partnership is committed to four KYLD-FM operating lease agreements for office space, automobiles and transmitter facilities and equipment, which expire in various years through January, 2004. The two most significant leases include a noncancellable lease for a transmitter facility for which the payments range from $2,054 to $2,923 per month, and a noncancellable lease for office space for which the payments range from $10,311 to $12,645 per month. A number of the leases include renewal options and call for annual rental increases ranging from $6,072 to $12,144 per year as provided in the lease agreement or based on changes in the Consumer Price Index. KYLD-FM rental expense for the year ending December 31, 1995 was $228,046.

           Future KYLD-FM minimum rental payments under these lease agreements for each of the years ending December 31 are as follows:

            1996                                              $176,987
            1997                                               190,136
            1998                                               191,182
            1999                                               198,342
            2000                                               205,545
            Thereafter                                         306,019
                                                            ----------
                                                            $1,268,211
                                                            ==========

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------


NOTE 6 - COMMITMENTS - RELATED PARTY
- ------------------------------------

       A.  Management Agreements
           ---------------------

           The Partnership entered into a two year management agreement with a series of one year automatic renewals with Crescent Communications Corporation in November, 1993. Two key management members of this corporation are also related party stockholders of S&W LP Corporation (Note 7). During the year ended December 31, 1995, the Partnership paid $520,000 to Crescent Communications Corporation for 1995 management fees which included a bonus of $89,874 based on 1994's operating cash flow. During the year ended December 31, 1995, $476,207 was charged to corporate expenses of which $210,483 has been allocated to KYLD-FM on a pro rata basis.

           Crescent Communications Corporation incurs certain costs on behalf of the Partnership, which are periodically reimbursed. These reimbursable expenses totalled $132,581 during the year ended December 31, 1995 of which $58,600 has been allocated to KYLD-FM on a pro rata basis.

       B.  Capital Bonus Plan
           ------------------

           During the year ended December 31, 1995, the Partnership implemented a Capital Bonus Plan as an incentive for certain key employees of the Partnership whereby the Board of Directors may award "units" representing the right to receive a percentage of the net equity growth of the stations owned by the Partnership including KYLD-FM.
           No bonuses were awarded under the plan for the six months ended June 30, 1996 or for the year ended December 31, 1995.

NOTE 7 - OTHER RELATED PARTY ACTIVITY
- -------------------------------------

       During the year ended December 31, 1995, the Partnership incurred reimbursable expenses to a related party stockholder of S&W LP Corporation (a partner of Crescent Communications, L.P.) for expenses paid on behalf of the Partnership totalling $22,887, of which $10,116 has been allocated to KYLD-FM on a pro rata basis.

NOTE 8 - EMPLOYEE BENEFIT PLAN
- ------------------------------

       The Partnership has adopted a Savings Retirement Program (the "Program") under Section 401(k) of the Internal Revenue Code. The Program allows all employees who are at least 21 years of age and have been employed with the Company for a minimum of three months with a full time status to defer up to 15% of their income on a pretax basis through contributions to the Program, limited to an annual maximum ($9,240 in 1995). The Program does not provide for any matching of contributions, but the Company pays the annual administration fee which was $2,226 for 1995.

             KYLD-FM (A DIVISION OF CRESCENT COMMUNICATIONS, L.P.)
             ----------------------------------------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
                    YEAR ENDED DECEMBER 31, 1995 (AUDITED)
                    --------------------------------------
              SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)
              --------------------------------------------------


NOTE 9 - SUBSEQUENT EVENTS
- --------------------------

       A.  Local Marketing Agreement
           -------------------------

           On April 19, 1996, the Partnership entered into a Program Service and Time Brokerage Agreement (the LMA) with Evergreen Media Corporation ("Evergreen"), the purchaser of KYLD-FM. The LMA went into effect on May 1, 1996, at which time Evergreen began operating the Station until the purchase closed. During this time Evergreen retained all the revenue and paid virtually all the expenses related to the Station. The LMA fees collected were $250,000 per month which continued through August 14, 1996, the date of purchase. Included in the LMA agreement was a stipulation where Evergreen would assume the $216,013 negative trade liability (deferred trade revenue) which is comprised of KYLD-FM's net trade liability and receivable at May 1, 1996.

       B.  Sale of Station
           ---------------

           On April 19, 1996, the Partnership entered into an Asset Purchase Agreement to sell substantially all the assets of radio station KYLD-FM for $44,000,000 in cash pending FCC approval. On August 14, 1996, subsequent to the FCC approval the sale closed transferring ownership of KYLD-FM to Evergreen.